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                                                                    EXHIBIT 24.1




                         CONSENT OF INDEPENDENT AUDITOR




The Board of Directors
Xecom Corp.




We consent to the incorporation by reference in the registration statement on Form S-8 of Xecom Corp. of my report dated March 13, 1996, relating to the consolidated balance sheet of Xecom Corp. and subsidiaries as of December 31, 195 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended, which report appears in the June 7, 1996 filing of Xecom Corp. on Form 10-SB.



                                        /s/ HARLAN & BOETTGER
                                        -----------------------------------
                                        Harlan & Boettger




San Diego, California
October 8, 1996